EXHIBIT 23.1


The Board of Directors
Melamine Chemicals, Inc.:

We consent to the use of our report incorporated herein by reference.


KPMG Peat Marwick LLP

/s/ KPMG Peat Marwick LLP

Baton Rouge, Louisiana
October 1, 1997